Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
lpkromidas@olin.com

  News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin Declares 357th Consecutive Quarterly Dividend and
Announces Fourth Quarter Earnings Conference Call

Clayton, MO, January 29, 2016 - Today, Olin Corporation’s (NYSE: OLN) Board of Directors declared a quarterly dividend of 20 cents on each share of Olin common stock. The dividend is payable on March 10, 2016 to shareholders of record at the close of business on February 10, 2016. This marks the company’s 357th consecutive quarterly dividend.

Olin also announced today that on Wednesday, February 3, 2016 at 10:00 A.M. Eastern Time, Olin’s senior management team will review the company’s fourth quarter and full year 2015 earnings results. Prepared remarks will be followed by a question and answer period.

A press release, including financial statements and segment information, will be released after the market closes on Tuesday, February 2, 2016. The release will be available on several news services including Bloomberg News, Reuters, Dow Jones News Service and on Olin’s website.

CONFERENCE CALL INFORMATION

The call will be webcast live on our corporate website www.olin.com and will be accessible under the Conference Call icon on the Home page. Listeners should log on to the website at least 15 minutes prior to the call. The webcast will remain available for play back on our website following the earnings call for 90 days. You may choose to listen to the conference call by dialing 877-883-0383 (Canadian callers, please dial 877-885-0477; International callers, please dial 412-902-6506); pass code: 1319888. A telephonic replay of this conference call will be available beginning at noon (ET) for 30 days by calling 877-344-7529 (Canadian callers, please dial 855-669-9658; International callers, please dial 412-317-0088), using a pass code of 10079909.

COMPANY DESCRIPTION

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition.  The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach and hydrochloric acid.  Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Visit www.olin.com for more information on Olin.

2016-02